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                            Joint Filing Agreement


                  The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the common stock, par value $.001 per share, of GeneMedicine, Inc.

Dated: January 29, 1997


                                                    /s/ DAVID BLECH
                                                   -------------------------
                                                   David Blech


                                                   D. BLECH & CO.

                                                   By: /s/ DAVID BLECH
                                                      ----------------------
                                                      David Blech, President